UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2006

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2995 Crain Highway
Waldorf, Maryland	20601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-645-0333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communication pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 SFR 240.14d-2 (b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e- 4 (c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 26, 2006, Old Line Bancshares, Inc. (the “Registrant”) announced its earnings for the quarter and year ended December 31, 2005. For further information, reference is made to the Registrant’s press release, dated January 26, 2006, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The attached press release is furnished pursuant to this ITEM 2.02 on Form 8-K.

ITEM 5.02  CORPORATE GOVERNANCE AND MANAGEMENT

On January 26, 2006, Old Line Bancshares, Inc.’s Board of Directors elected Suhas R. Shah, CPA. to its Board of Directors and to the Board of Directors of Old Line Bank. Mr. Shah’s membership on the Board of Directors of Old Line Bancshares, Inc. and Old Line Bank became effective on January 27, 2006 after his acceptance of the position. Mr. Shah is a principal and partner of Source One Business Services, LLC and Regan, Russell, Schickner & Shah, P.A. Source One Business Services, LLC is located in Ellicott City, Maryland. The company provides cash flow and budgeting analysis; computer consulting; tax planning and preparation for corporations, individuals, estates and trusts; litigation support; financial forecasts; and merger and acquisitions advisory services to a variety of clients. Regan, Russell, Schickner & Shah, P.A. is a certified public accounting firm located in Ellicott City, Maryland. The Board of Directors expects Mr. Shah will serve on the Asset and Liability Committee and the Audit Committee of Old Line Bank and Old Line Bancshares, Inc. The Board of Directors did not elect Mr. Shah pursuant to any arrangements between Mr. Shah and Old Line Bancshares, Inc., Old Line Bank or any other person. There are no significant transactions between Mr. Shah and Old Line Bancshares, Inc. or Old Line Bank.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

	(a)	Not applicable

	(b)	Not applicable

	(c)	Exhibits
99.1 Press Release dated January 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

January 26, 2006	By: /s/James W. Cornelsen
James W. Cornelsen, President